Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-257691, 333277481, 333-278469, and 333-279264) and Form S-8 (Nos. 333-239148, 333-264841, 333-268933, 333-277516, 333-281453, and 333-285359) of Avidity Biosciences, Inc. of our report dated February 27, 2025, relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K.
/s/ BDO USA, P.C.
San Diego, California

February 23, 2026